UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 7, 2003

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Radnor Corporate Center, Suite 200,
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 687-8900

Not Applicable

(Former Name, Former Address, and Former Fiscal Year, If Changed Since Last Report)

Item 5. Other Events.

On January 8, 2003, Registrant issued the following press release:

Penn Virginia Resource Partners, L.P.

One Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact: Frank A. Pici, Vice President and Chief Financial Officer

(610) 687-8900 Fax (610) 687-3688 E-Mail: invest@pvresource.com

PENN VIRGINIA RESOURCE PARTNERS, L.P. ANNOUNCES NEW DIRECTOR

RADNOR, Pa., January 8, 2003 - Penn Virginia Resource Partners, L.P. (NYSE: PVR) announced today that Richard M. Whiting was elected to the Board of Directors of Penn Virginia Resource GP, LLC, PVR's general partner.

Mr. Whiting has been employed by Peabody Energy Corporation (NYSE: BTU), the world's largest private sector coal company, in various capacities since 1976 and currently serves as Executive Vice President - Sales, Marketing and Trading.

Penn Virginia Chief Executive Officer, A. James Dearlove, said "Mr. Whiting's extensive experience in the coal industry will be a valuable resource for the MLP as it continues to grow."

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PVR was formed by Penn Virginia Corporation (NYSE: PVA) to manage coal properties in the United States. PVR also provides fee-based coal preparation and transportation facilities to some of its lessees to enhance their production levels and to generate additional coal services revenues. In addition to the coal business, PVR generates revenues from the sale of timber growing on its properties. PVR is headquartered in Radnor, PA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2003	PENN VIRGINIA RESOURCE PARTNERS, L.P.
By: Penn Virginia Resource GP, LLC , General Partner

Name	By:/s/ Nancy M. Snyder
Title:	Nancy M. Snyder Vice President